EXHIBIT 10.14



                          CONSULTING SERVICES AGREEMENT

Magnitude Information Systems, Inc., having a business address at 401 Route 24, Chester NJ 07930 ("Magnitude"), subject to the approval of Magnitude's board of directors, hereby enters into this consulting services agreement ("Agreement") effective as of September 25, 2003 ("Effective Date"), to retain James W.
Morton,   with  an  address  at  8732  E.  Hampton  Pt,   Inverness,   FL  34450
("Consultant"), as a non-exclusive independent contractor to perform the services described herein.

 1. THE SERVICES. Magnitude and Consultant agree that Magnitude hereby retains Consultant to render consulting services to Magnitude as specified on Schedule 1 attached hereto (the "Services") during the Term (as described below).

 2. COMPENSATION. Magnitude and Consultant agree that Consultant shall be entitled to receive the compensation set forth on Schedule 2. In addition, Magnitude agrees to reimburse Consultant for certain pre-approved expenses incurred in providing the Services, Payment for expenses shall be made within thirty days after an invoice, together with proper documentation, is received by Magnitude.

3 TERM. The term of this Agreement shall begin on the Effective Date and will continue in effect for a period of 24 months (the "Term").

4.       INDEPENDENT  CONTRACTOR  STATUS.   Consultant  agrees  that  it  is  an
         independent contractor and not an agent or employee of Magnitude and Consultant will not hold itself out as such an agent or employee.
         Consultant has no authority or responsibility to enter into any contracts on behalf of Magnitude.

5. CONFIDENTIAL INFORMATION/TRADE SECRETS. During the course of the performance of the Services, Consultant may have access to, have disclosed to it, or otherwise obtain information which Magnitude identifies in writing or through labeling as being of a confidential and/or proprietary nature to it (the "Confidential Information") Consultant shall use such Confidential Information solely in performance of its obligations under this Agreement and shall not disclose or divulge it to, or use for the benefit of, any third parties without Magnitude's prior consent. Information shall not be deemed confidential if such information is: (i) already known to Consultant free of any restriction at the time it is obtained, (ii) subsequently learned from an independent third party free of any restriction; or
         (iii) available publicly.

6. PUBLICITY. Consultant will not represent its business relationship with Magnitude or this Agreement to any persons or entities, publicly or privately, in any terms or to any extent, except as is described in
         Schedule 1 of the Agreement. Any press release or other public disclosure of this Agreement or of the business relationship between Consultant and Magnitude must be approved in advance thereof by both Consultant and the Magnitude in writing. Neither party shall use the other's name, logo, trademarks or service marks in any advertising, publicity releases, or any other materials without that party's prior written approval.

7 BEST EFFORTS. Magnitude understands that Consultant shall utilize its best efforts in providing the Services set forth on Schedule 1. Magnitude fully understands that Consultant does not and cannot promise that any specific result will be achieved through engagement of Consultant. Furthermore, Magnitude understands that Consultant will never attempt to improperly influence any governmental or corporate official or entity or otherwise seek to accomplish any improper goal on behalf of Magnitude.

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8.       DISPUTE RESOLUTION. The parties agree that any and all disputes arising out of or relating to this Agreement or the Services shall be determined exclusively by confidential, final and binding arbitration
         in  New  York  City  in  accordance   with  the  American   Arbitration
         Association, except that Magnitude and Consultant shall retain the right to seek injunctive and equitable relief for any actual or threatened breach of sections 5 or 6 of this Agreement in any state, federal, or international court of competent jurisdiction. Without limitation of the foregoing, each party acknowledges that it is hereby waiving any right to have any such dispute resolved by jury trial.

9. Amendments. No amendments or modifications shall be binding upon either party unless made in writing and signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.




JAMES W. MORTON                           MAGNITUDE INFORMATION SYSTEMS, INC.


                                          /s/ Steven D. Rudnik

                                          Name:  Steven D. Rudnik
                                          Title: Chairman & CEO


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                                   SCHEDULE 1

                            DESCRIPTION OF SERVICES


1. Assist Magnitude in its general business development efforts, helping to augment its marketing and strategic partnership/joint venture efforts, with respect to the marketing, sales and licensing of Magnitude's ergonomic software products.

2. Use its use his best efforts, resources contacts to introduce Magnitude to potential clients and strategic partners. Provide advisory and consulting services with respect to the exploration of strategic alternatives for maximum exposure in and penetration of U.S. markets.

3. Provide investor relations services with respect to certain existing shareholders and investors in Magnitude, with a concentration in the Southeast geographical area. Maintain the highest possible level of communications with such shareholders of the Company and maximize the audience for the Company and its business. Actively communicate with these shareholders in all matters relating to their status as shareholders of Magnitude, and offer and undertake to facilitate their communication with the Company.


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                                   SCHEDULE 2

                             COMPENSATION SCHEDULE


RETAINER FEE. Magnitude shall pay to Consultant, upon approval of this Agreement by-Magnitude's board of directors, a retainer fee consisting of the following:

         Five hundred thousand restricted shares of Magnitude's common stock, bearing piggyback registration rights with respect to any subsequent registration of Magnitude's common stock except for filings on Form S-8;